EXHIBIT p.3

                        VONTOBEL ASSET MANAGEMENT, INC.
                                 CODE OF ETHICS

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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL       CODE OF ETHICS














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
                     Vontobel Asset Management, Inc.       450 Park Avenue         Telephone +1-212-415 70 00
                                                           New York, N.Y.10022     Telefax +1-646-840 58 88
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                                                 Vontobel Asset Management, Inc.



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TABLE OF CONTENTS

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                                                                                     Page(s)
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1.       STATEMENT OF GENERAL PRINCIPLES                                                2
         1.1.     Adherence to Ethical Standards of Vontobel Group                      2
         1.2.     Compliance with Applicable U.S. Legislation                   2
         1.3.     General Principles                                                    3

2.       DEFINITIONS                                                                    3-4

3.       PRINCIPLES FOR DOING BUSINESS                                          5
         3.1.     Confidentiality                                               5
         3.2.     Conflicts of Interest                                                 5
         3.3.     Service as a Director                                                 5
         3.4.     Personal Fiduciary Appointments                                       5
         3.5.     Service on Civic and Charitable Organizations                 5
         3.6.     Fees to Consultants and Agents                                        6
         3.7.     Personal Benefits                                                     6
         3.8.     Personal Fees and Commissions                                         6
         3.9.     Dealings with Suppliers                                               6
         3.10.    Borrowing                                                             6
         3.11.    Political Contributions                                       6
         3.12.    Duty to Report Violations or Potential Conflicts of Interest          7
         3.13.    Full Disclosure                                               7
         3.14     Policy for Portfolio Holding Disclosure                       7

4.       PERSONAL SECURITIES TRANSACTIONS                                       7
         4.1.     Summary                                                                7
         4.2.     Prohibited and Restricted Transactions                        8
         4.3.     Blackout Period                                                        9
         4.4.     Short-Term Trading                                                     10
         4.5.     Prior Written Clearance of Personal Securities Trades                  10-12
                  and Full Disclosure of Securities Holdings

5.       INSIDER TRADING                                                                 12
         5.1.     Policy and Policy Statement                                            12
         5.2.     Elements of Insider Trading                                            13-14
         5.3.     Penalties for Insider Trading                                          14
         5.4.     Procedures                                                             14-15
         5.5.     Supervision                                                            15-16

         Appendix A Excerpts from cited SEC legislation                                  17-29
         Appendix B Officers authorized to approve trades                       30
         Appendix C Personal securities trading authorization form              31
         Appendix D Initial, quarterly and annual report forms                           32-34
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1.       STATEMENT OF GENERAL PRINCIPLES

1.1      Adherence to Ethical Standards of Vontobel Group
         ------------------------------------------------

         The emphasis placed on the observance of the highest ethical standards by the Vontobel Group's management is well known to the Swiss financial marketplace. The cornerstones of its standing in the financial community are its integrity and, as a predominantly family-controlled organization, its independence from commerci al considerations that could lead it to place its own interest before that of its clients. As a subsidiary of Vontobel Holding, Vontobel Asset Management, Inc. is held to the same standards of ethical conduct that govern the business activities of the Vontobel Group.

1.2      Compliance with Applicable U.S. Legislation
         -------------------------------------------

         As an investment adviser registered with the US Securities and Exchange Commission (SEC), Vontobel Asset Management, Inc. is subject to the provisions of the Investment Advisers Act of 1940 (the "Advisers Act").
         Section 206 of the Advisers Act provides that it shall be unlawful for any investment adviser:

         (1) to employ any device, scheme, or artifice to defraud any client or prospective client;

         (2) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client;

         (3) acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction;

         (4) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

         Vontobel Asset Management, Inc. is also subject to certain provisions of the Investment Company Act of 1940 with respect to fraudulent trading, as discussed in Section 4 hereunder, and the Insider Trading and Securities Fraud Enforcement Act of 1988, as discussed in Section 5 hereunder.

         Vontobel Personnel shall at all times comply with these and all other laws and regulations that may be applicable to Vontobel Asset Management, Inc.'s business. In some instances, where such laws and regulations may be ambiguous and difficult to interpret, Vontobel Personnel shall seek the advice of Vontobel Asset Management, Inc.'s management, who shall obtain the advice of outside counsel as is necessary to comply with this policy of observance of all applicable laws and regulations. Excerpts from the securities legislation cited above are provided in APPENDIX A.


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1.3      General Principles
         ------------------

         This Code of Ethics is based on the following principles:

         (a) The officers, directors and employees of Vontobel Asset Management, Inc. owe a fiduciary duty to all Vontobel Clients and, therefore, must at all times place the interests of Vontobel Clients ahead of their own.

         (b) Vontobel Personnel shall avoid any conduct that could create any actual or potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with, or appear to take advantage of, the portfolio transactions undertaken on behalf of Vontobel Clients.

         (c) Vontobel Personnel shall not take inappropriate advantage of their positions with Vontobel Asset Management, Inc. to secure personal benefits that would otherwise be unavailable to them.

         It is imperative that all Vontobel Personnel avoid any situation that might compromise, or call into question, the exercise of fully independent judgment in the interests of Vontobel Clients. All Vontobel Personnel are expected to adhere to these general principles in the conduct of the firm's business, even in situations that are not specifically addressed in this Code's provisions, procedures and restrictions. Serious and/or repeated violations of this Code may constitute grounds for dismissal.

2.       DEFINITIONS

         For purposes of this Code:

         "Beneficial Ownership" and "Beneficial Owner(s)" shall be as defined in
         Section 16 of the Securities Exchange Act of 1934, which, generally speaking, encompasses those situations where the Beneficial Owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner (see APPENDIX A). This would include:

         (a) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

         (b) securities held in the name of a member of his or her immediate family or any adult living in the same household;

         (c) securities held by a trustee, executor, administrator, custodian or broker;

         (d) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

         (e) securities held by a corporation which can be regarded as a personal holding company of a person; and

         (f) securities recently purchased by a person and awaiting transfer into his or her name.


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         The "Corporation" shall mean Vontobel Asset Management, Inc.




         "Security" shall have the meaning set forth in Section 202(a)(18)of the Investment Advisers Act of 1940 (see APPENDIX A), irrespective of whether the issuer is a US or non-US entity and whether the security is being held by a US or non-US custodian or, directly or indirectly, in personal custody; except that it shall not include:

               -        shares of an investment club account
               - securities issued by the US Government or US federal agencies that are direct obligations of the US
               - bankers' acceptances, bank certificates of deposits and commercial paper
               - shares of registered open-end investment companies (mutual funds) that Vontobel does not advise or sub-advise.

         The following are expressly deemed to be securities subject to this
         Code:

               - securities issued by any foreign government or agency thereof
               -       ADR's, ADS's, GDR's, any type of preferred stock
               -       futures or options on futures
               -       corporate bonds
               - shares of registered open-end investment companies (mutual funds) that Vontobel advises or sub-advises.
               -       closed-end investment funds.

         "Purchase or sale of a security" shall include the writing of an option to purchase or sell a security.

         A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security by a Vontobel Asset Management, Inc. portfolio manager is under serious consideration or has already been made and the transaction executed.

         "Vontobel Client(s)" shall mean both individual and institutional clients (including corporations, investment companies, trusts, endowments, foundations and other legal entities), whether resident or non-US-resident, for whom Vontobel Asset Management, Inc. provides investment supervisory services (discretionary management) or manages investment advisory accounts not involving investment supervisory services (non-discretionary management).

         "Vontobel Employee(s)" shall include officers and employees of the Corporation.

         "Vontobel Personnel" shall include officers, employees and directors of the Corporation.

         "New Security" shall mean the establishment of a position which is not currently held by a client portfolio on the day the position is established.


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3.       PRINCIPLES FOR DOING BUSINESS

3.1      Confidentiality
         ---------------

         Confidentiality is a fundamental principle of the investment management business. Vontobel Employees must maintain the confidential relationship between the Corporation and each of its Clients. Confidential information such as the identity of Vontobel Clients and the extent of their account relationship, must be held inviolate by those to whom it is entrusted and must never be discussed outside the normal and necessary course of the Corporation's business. To the extent possible, all information concerning Vontobel Clients and their accounts shall be shared among Vontobel Employees on a strictly need-to-know basis. In this regard, Vontobel Employees shall be careful not to divulge to their colleagues or any third party any information concerning a Vontobel Client that could be considered "inside information", as that term is defined in Section 5 hereof.

3.2      Conflicts of Interest
         ---------------------

         It shall be the first obligation of every Vontobel Employee to fulfill his or her fiduciary duty to Vontobel Clients. No Vontobel Employee shall undertake any outside employment, or engage in any personal business interest, that would interfere with the performance of this fiduciary duty. No Vontobel Employee may act on behalf of the Corporation in any transaction involving persons or organizations with whom he or she, or his or her family, have any significant connection or financial interest. In any closely held enterprise, even a modest financial interest held by the Vontobel Employee, or any member of his or her family, should be viewed as significant.

3.3      Service as an Outside Director
         ------------------------------

         No Vontobel Employee shall become a director or any official of a business organized for profit without first obtaining written approval from the Board of Directors of the Corporation based upon its determination that such board service would not be inconsistent with the interests of the Corporation and its Clients.

3.4      Personal Fiduciary Appointments
         -------------------------------

         No Vontobel Employee shall accept a personal fiduciary appointment without first obtaining the written approval of the Board of Directors of the Corporation, unless such appointment results from a close family relationship.

3.5      Service on Civic and Charitable Organizations
         ---------------------------------------------

         The Corporation encourages its employees to participate in local civic and charitable activities. In some cases, however, it may be improper for a Vontobel Employee to serve as a member, director, officer or employee of a municipal corporation, agency, school board, or library board. Such service is appropriate when adequate assurances, in writing, are first given to the Corporation that business relationships between the Corporation and such entities would not be prohibited or limited because of statutory or administrative requirements regarding conflicts of interest.


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3.6      Fees to Consultants and Agents
         ------------------------------

         Any and all fees and payments, direct or indirect, to consultants, agents, solicitors and other third-party providers of professional services must be approved by the Chief Executive Officer prior to conclusion of any formal arrangements for services. No remuneration or consideration of any type shall be given by any Vontobel Employee to any person or organization outside of a contractual relationship that has received the prior approval of the Chief Executive Officer.

3.7      Personal Benefits
         -----------------

         No Vontobel Employee, or member of his or her family, may accept a personal gift, benefit, service, form of entertainment or anything of more than de minimis value ("gift") from Vontobel Clients, suppliers, service providers, brokers and all other parties with whom the Corporation has contractual or other business arrangements if such gift is made because of the recipient's affiliation with the Corporation or with a Vontobel Employee. Any Vontobel Employee who receives a gift of more than de minimis value (typically greater than $200), or a gift with an unclear status under this Section 3.7, shall promptly notify the Chief Compliance Officer and may accept the gift only upon the latter's written approval. The Chief Compliance Officer shall determine whether the gift shall be retained by the Vontobel Employee or member of his or her family, returned to the donor, or donated without tax deduction to a charitable organization selected by the Chief Compliance Officer, subject to the approval of the Chief Executive Officer.

3.8      Personal Fees and Commissions
         -----------------------------

         No Vontobel Employee shall accept personal fees, commissions or any other form of remuneration in connection with any transactions on behalf of the Corporation or any of its Clients.

3.9      Dealings with Suppliers
         -----------------------

         Vontobel Employees shall award orders or contracts to outside suppliers on behalf of the Corporation solely on the basis of merit and competitive pricing, without regard to favoritism or nepotism.

3.10     Borrowing
         ---------

         No Vontobel Employee, or member of his or her family, may borrow money from any Vontobel Client or any of the Corporation's suppliers, service providers, brokers and all other parties with whom the Corporation has contractual or other business arrangements under any circumstances.

3.11     Political Contributions
         -----------------------

         Vontobel Asset Management, Inc. shall make no contributions to political parties or candidates for public office.


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3.12     Duty to Report Violations or Potential Conflicts of Interest
         ------------------------------------------------------------

         The Corporation's management and Board of Directors must be informed at all times of matters that may constitute violations of this Code of Ethics, or that may be considered of fraudulent or illegal nature, or potentially injurious to the good reputation of the Corporation or the Vontobel Group. Vontobel Employees shall have a duty to report such events immediately to the Chief Compliance Officer or the Chief Executive Officer or, if such events concern the Corporation's management, they should be reported to the Chairman.

3.13     Full Disclosure
         ---------------

         In responding to requests for information concerning the Corporation's business practices from the Corporation's internal or independent accountants and auditors, counsel, regulatory agencies or other third parties, Vontobel Employees shall be truthful in their communications and shall make full disclosure at all times.

3.14     Policy for Portfolio Holding Disclosure
         ---------------------------------------

         For existing separate, institutional and commingled accounts (or the consultant representing the account), advised and sub-advised portfolios and managed accounts, full portfolio holdings are available upon request by the client or the consultant representing the client. Full portfolio holdings for representative accounts will be disseminated monthly with a 30 day lag to consultant databases, RFP's, questionnaires, client reports, marketing books, and finals presentations.

         Top 10 holdings with portfolio weightings for representative accounts will be disseminated monthly and or quarterly with a 10 day lag to consultant databases, upon client request, questionnaires, RFP's, quarterly client reports, marketing books, and finals presentations.

         Sector, industry, and country weightings will be made available to existing clients upon request as of the most recent month end with no lag. Sector, industry and country weightings for representative accounts will be disseminated monthly with no lag to consultant databases, RFP's, questionnaires,quarterly client reports, upon client request, marketing books, and finals presentations.

4.       PERSONAL SECURITIES TRANSACTIONS

4.1      Summary
         -------

         This Section 4 of the Code of Ethics is based on the recommendations of the Advisory Group on Personal Investing of the Investment Company Institute in its May 1994 report. The key provisions of this Code with respect to personal trading are summarized as follows:

         o  Prohibition on investing in initial public offerings
         o  Restrictions on investing in private placements
         o  Prior written clearance of personal trades
         o  Seven-day blackout period
         o Sixty-day ban on short-term trading profits of securities held, or likely to be held, in portfolios of Vontobel Clients
         o  Full disclosure of all securities trades and securities holdings


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4.2      Prohibited and Restricted Transactions
         --------------------------------------

4.2.1 In addition to the prohibitions of Section 206 of the Advisers Act cited in Section 1.2 above, Vontobel Asset Management, Inc. is subject to the provisions of Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act"). Rule 17j-1 requires investment advisers to investment companies to adopt written codes of ethics designed to prevent fraudulent trading and, further, to use reasonable diligence and institute procedures reasonably necessary to prevent violations of their code of ethics. Vontobel Employees shall not engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1.

         All Vontobel Employees are considered "access persons" as that term is defined under Rule 17j-1 of the Company Act. As may be required by the investment companies for which it acts as adviser or subadviser, Vontobel shall provide periodic reports with respect to the personal securities transactions of its access persons, as well as an annual compliance report.

         No Vontobel Employee shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, Beneficial Ownership and which, to his/her actual knowledge at the time of such purchase or sale, (i) is being considered for purchase or sale on behalf of a Vontobel Client; or (ii) is being purchased or sold by a Vontobel Client; except that the prohibitions of this section shall not apply to:

         (a) purchases or sales which are nonvolitional on the part of any Vontobel Employee;

         (b) purchases which are part of an automatic dividend reinvestment or other plan established by any Vontobel Employee prior to the time the security involved came within the purview of this Code; and

         (c) purchases effected upon the rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.2.2 No Vontobel Employee shall acquire any securities in an initial public offering.

4.2.3 No Vontobel Employee shall acquire securities in a private placement without the prior written approval of the Chief Compliance Officer or other officer designated by the Chief Executive Officer. In considering a request to invest in a private placement, the Chief Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Vontobel Client, and whether the opportunity is being offered to a Vontobel Employee by virtue of his or her position with the Corporation.


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4.3      Blackout Period*
         ---------------

4.3.1 No Vontobel Employee shall execute a securities transaction on a day during which Vontobel Asset Management, Inc. has a pending "buy" or "sell" order in that same security for a Vontobel Client or its own account until that order is executed or withdrawn.

4.3.2 Vontobel Employees are prohibited from purchasing or selling a security within seven (7) calendar days before or after the date on which a transaction in the same security is effected for a Vontobel Client.


         Should any Vontobel Employee make an authorized personal trade within such blackout period, the Chief Compliance Officer (or, in his absence, any officer authorized to approve trades), shall, in his sole discretion and based on his assessment of the facts and circumstances surrounding such personal trade, determine whether it can be deemed to have benefited, or appear to have benefited, from the market effect of the trade for the Vontobel Client. If such officer so determines, the Vontobel Employee shall cancel the trade or promptly disgorge the imputed profit, if any, from his or her personal trade that shall have accrued between the date thereof and the trade date of the transaction in the same security for the Vontobel Client. Imputed profit shall in all cases mean the difference between the price at which the Vontobel Employee transacted and the price at which the trade for the Vontobel Client was transacted.

         The prohibitions of this section shall not apply to:

         (a) purchases or sales which are nonvolitional on the part of either the Vontobel Employee or the Vontobel Client account;

         (b) purchases or sales which are part of an automatic dividend reinvestment or other plan established by Vontobel Employees prior to the time the security involved came within the purview of this Code; and

         (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (d) purchases or sales of up to 500 shares of a security, per day, of any security listed on any exchange and held in a client account. However, the purchase or sale of up to 500 shares of common stock per day must not exceed more then one (1) percent of the average of the prior seven (7) days liquidity of the security being traded. VAMUS's Chief Compliance Officer along with the firm's trading desk will review the liquidity of each requested purchase or sale prior to the transaction being approved. No VAMUS employee will be allowed to effect a purchase or sale of a security while a client has a pending purchase or sale order, for that security, until
-------------------
* The purpose of the blackout period before a client trade is to address front-running violations that occur when personal trades are made shortly before a client trade and benefit from the market effect of that trade. The blackout period after a client trade is intended to allow dissipation of the market effect of the client trade. It is also designed to prevent individuals from benefiting from a trade that is opposite the client trade (e.g., selling a security shortly after a purchase of the same security for a client boosted its price, or purchasing a security shortly after a sale of the same security for a client lowered its price).

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                  the client's order is executed or withdrawn.  Lastly, the
                  seven (7) day blackout period shall remain in effect, with no exceptions, when a new security is purchased for client accounts.

4.4      Short-Term Trading
         ------------------

         No Vontobel Employee shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities which are owned by a Vontobel Client or which are of a type suitable for purchase on behalf of Vontobel Clients, within sixty (60) calendar days. Any profits realized on such short-term trades must be disgorged and the profits will be paid to a charity selected by the Chief Compliance Officer and the Chief Executive Officer. The Chief Compliance Officer and any other officer authorized by the Chief Executive Officer to approve trades (see APPENDIX B) may permit exemptions to the prohibition of this section, on a case-by-case basis, when no abuse is involved and the circumstances of the subject trades, as they are best able to determine, support an exemption, and shall note the reason for any any such exemption on the trading authorization form (see 4.5.1. below).

4.5 Prior Written Clearance of Personal Securities Trades and Full Disclosure of Securities Holdings

4.5.1 All Vontobel Employees shall obtain written authorization of their personal securities transactions prior to executing an order. A written request must be submitted to one of the officers listed in Appendix C, and such officer must give his written authorization prior to the Vontobel Employee's placing a purchase or sell order with a broker. Should such officer deny the request, he will give a reason for the denial. An approved request will remain valid for two (2) business days from the date of the approval.

         Should any Vontobel Employee make an unauthorized personal trade in a security, he or she may be obliged, without benefit of tax deduction, to promptly sell the position and/or disgorge any imputed or realized profit that shall have accrued between the date of such unauthorized personal trade and the date of disgorgement. Profits disgorged by Vontobel Employees pursuant to this Code shall be paid to a charity selected by the Chief Compliance Officer and approved by the Chief Executive Officer.

         Attached hereto as APPENDIX C is the personal securities trading authorization form.

4.5.2 Vontobel Employees shall instruct their broker(s), including the Corporation's affiliate brokers, to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts containing securities in which Vontobel Employees have Beneficial Ownership.

4.5.3 Vontobel Personnel shall submit written reports on a quarterly basis (or at such lesser intervals as may be required from time to time) showing (i) all transactions in securities as defined herein in which they and their families have, or by reason of such transaction acquire, Beneficial Ownership, and (ii) the name of any covered securities account established during the quarter and the date the account was established.

4.5.4 Every report to be made under subparagraph 4.5.3 above shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the


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         report relates was effected. The report shall contain the following information concerning any transaction required to be reported therein:

         (a)      the date of the transaction;
         (b)      the title and number of shares;
         (c)      the principal amount involved;
         (d) the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);
         (e)      the price at which the transaction was effected; and
         (f) the name of the broker, dealer or bank with or through whom the transaction was effected.

4.5.5 The Chief Compliance Officer shall receive all reports required hereunder.

4.5.6 The Chief Compliance Officer shall promptly report to the Corporation's Board of Directors (a) any apparent violation of the prohibitions contained in this Section 4 and (b) any reported transactions in a security which was purchased or sold by the Corporation for a Vontobel Client account within seven (7) days before or after the date of the reported transaction.

4.5.7 The Corporation's Board of Directors shall consider reports made to the Board of Directors hereunder and shall determine whether or not this
         Section 4 has been violated and what sanctions, if any, should be imposed.

4.5.8 This Code of Ethics, a copy of each report made by Vontobel Personnel, each memorandum made by the Chief Compliance Officer hereunder, and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Chief Compliance Officer, as required by Rule 17j-1 of the Company Act.

4.5.9 Vontobel Employees shall disclose their personal securities holdings to the Chief Compliance Officer within ten (10) days of the commencement of employment.

4.5.10 Annually, Vontobel Personnel shall be required to certify that they have (a) read and understand the Code, and recognize that they are subject thereto; (b) instructed each financial institution through which they, or any member of their household, effect securities transactions to send duplicate copies of their account statements and trading confirmations to Vontobel; (c) complied with the requirements of the Code; (d) disclosed and reported all personal securities transactions required to be disclosed; and (e) disclosed all personal securities holdings. Such annual report and certification shall be submitted within fifteen (15) days of the end of the calendar year and shall be current as of a date no more than thirty (30) days before submission.

4.5.11 The Chief Compliance Officer shall prepare an annual report to the Corporation's Board of Directors. Such report shall (a) include a copy of the Code of Ethics; (b) summarize existing procedures concerning personal investing and any changes in the Code's policies or procedures during the past year; (c) identify any violations of the Code; and (d) identify any recommended changes in existing restrictions, policies or procedures based upon the Corporation's experience under the Code, any evolving practices, or developments in applicable laws or regulations.


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5.       INSIDER TRADING

         The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker-dealer.

         Section 204A of the Advisers Act states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update and enforce them. Accordingly, Vontobel Asset Management, Inc. has adopted the following policy, procedures and supervisory procedures as an integral part of its Code of Ethics applicable to all of its officers, employees and directors (sometimes referred to herein as Vontobel Personnel).

5.1      Policy
         ------

         The purpose of this Section 5 is to familiarize Vontobel Personnel with issues concerning insider trading and assist them in putting into context the policy and procedures on insider trading.

         Policy Statement:
         ----------------

         No Vontobel Personnel may trade in a security, either personally or on behalf of Vontobel Clients, while in possession of material, nonpublic information regarding that security; nor may any officer, employee or director communicate material, nonpublic information to others in violation of the law. This conduct is commonly referred to as "insider trading". This policy extends to activities within and without the individual job functions of Vontobel Personnel and covers not only their personal transactions, but indirect trading by family, friends and others, or the nonpublic distribution of inside information from them to others. Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

         The term "insider trading" is not defined in federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or the communication of material nonpublic information to others who may then seek to benefit from such information.

         While the law concerning insider trading is not static and may undergo revisions from time to time, it is generally understood that the law prohibits:

         (a) trading by an insider, while in possession of material nonpublic information, or

         (b) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         (c)      communicating material nonpublic information to others.


5.2      Elements of Insider Trading
         ---------------------------


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5.2.1    Who Is an Insider?
         ------------------

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such service providers. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

5.2.2    What Is Material Information?
         -----------------------------

         Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

5.2.3    What Is Nonpublic Information?
         ------------------------------

         Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Bloomberg electronic news reports, or in The Wall Street Journal or other publications of general circulation would be considered public. (Depending on the nature of the information, and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

5.2.4    Legal Bases for Liability
         -------------------------

         (a) Fiduciary Duty Theory: In 1980 the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.

         (b) Misappropriation Theory: Another basis for insider trading liability is the "misappropriation theory", where liability is established when trading occurs on material on nonpublic information that was stolen or misappropriated from any other person.

5.3      Penalties for Insider Trading
         -----------------------------


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         Penalties for trading on or communicating material nonpublic information are severe, both for individuals and their employers. An individual can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation:

         o  civil injunctions
         o  treble damages
         o  disgorgement of profits
         o  jail sentences
         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and
         o fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

5.4.     Procedures
         ----------

         The following procedures have been established to aid Vontobel Personnel in avoiding insider trading, and to aid in preventing, detecting and imposing sanctions against insider trading. Vontobel Personnel must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and/or criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer.

5.4.1 Identifying Inside Information. Before trading for yourself or others, including Vontobel Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? If this information that would substantially affect the market price of the securities if generally disclosed?

         (b) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace, e.g., by being published electronically by Bloomberg, or in The Wall Street Journal or other publications of general circulation?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should report the matter immediately to the Chief Compliance Officer. Until he has had an opportunity to review the matter, you should not (i) purchase or sell the security on behalf of yourself or others, including Vontobel Clients, and (ii) communicate the information to anyone, other than to the Chief Compliance Officer. After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

5.4.2 Personal Security Trading. Each officer, director and employee shall submit to the Chief Compliance Officer, on a quarterly basis (or at such lesser intervals as may be required from time to time) a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household), and trusts of which they are trustees or in which they have beneficial ownership have participated. The report shall include the name of the security, date of the transaction, quantity, price and broker-dealer through which the transaction was effected. Each officer, director and


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         employee must also instruct their broker(s) to supply the Chief
         Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

5.4.3 Restricting Access to Material Nonpublic Information. Any information in your possession that you identify as material and nonpublic may not be communicated other than in the course of performing your duties to anyone, including your colleagues at Vontobel Asset Management, Inc., with the exception of the Chief Compliance Officer as provided in subparagraph 5.4.1 above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be locked; access to computer files containing material nonpublic information should be restricted.

5.4.4 Resolving Issues Concerning Insider Trading. If, after considerations of the items set forth in Section 5.2, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

5.5      Supervision
         -----------

         The supervisory role of the Chief Compliance Officer is critical to the implementation and maintenance of this Statement on Insider Trading, and encompasses the following.

5.5.1    Prevention of Insider Trading
         -----------------------------

         To prevent insider trading, the Chief Compliance Officer shall:

         o answer promptly any questions regarding the Statement on Insider Trading

         o resolve issues of whether information received by any officer, employee or director is material and nonpublic

         o update the Statement on Insider Trading and distribute amendments thereto, as necessary, to all officers, employees and directors

         o obtain an annual written acknowledgement from all officers, employees and directors that they have reviewed the Corporation's Code of Ethics, including the Statement on Insider Trading contained in this Section 5

         o when it has been determined that any officer, director or employee has material nonpublic information:

            (i) implement measures to prevent dissemination of such information, and

            (ii) if necessary, restrict officers, directors and employees from trading the securities.

5.5.2    Detection of Insider Trading
         ----------------------------

         To detect insider trading, the Chief Compliance Officer shall:


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         o  review the trading activity reports filed quarterly by each officer, director and employee, as well as the duplicate confirmations and periodic account statements forwarded by their brokers, to ensure that no trading took place in securities in which the Corporation was in possession of material nonpublic information;

         o review the trading activity of the mutual funds and private account portfolios managed by the Corporation quarterly; and

         o coordinate, if necessary, the review of such reports with other appropriate officers, directors or employees of the Corporation.

5.5.3    Special Reports to Management
         -----------------------------

         Promptly upon learning of a potential violation of the Statement on Insider Trading, the Chief Compliance Officer shall prepare a written report to the Chief Executive Officer and the Board of Directors of the Corporation and, if the violation occurred with respect to an investment company client, provide a copy of such report to the Board of Directors of the investment company concerned.

5.5.4    Annual Reports
         --------------

         On an annual basis, the Chief Compliance Officer shall prepare a written report to the Corporation's Board of Directors setting forth the following:

         o a summary of the existing procedures to detect and prevent insider trading;

         o full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

         o an evaluation of the current procedures and any recommendations for improvement.

         An annual compliance report shall be furnished to the Board of Directors of the investment companies to which the Corporation acts as investment adviser or subadviser.


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APPENDIX A


         Excerpts from cited SEC legislation:

         o Section 206 of the Investment Advisers Act of 1940 - Prohibited Transactions by Investment Advisers

         o Rule 17j-1 of the Investment Company Act of 1940 - Certain Unlawful Acts, Practices, or Courses of Business and Requirements Relating to Codes of Ethics with Respect to Registered Investment Companies

         o Section 204A of the Investment Advisers Act of 1940 - Prevention of Misuse of Nonpublic Information

         o        Definitions:

                  "Beneficial Owner" - as defined in Section 16 of the Securities Exchange Act of 1934

                  "Security(ies) - as defined in Section 202(a)(18) of the Investment Advisers Act of 1940


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SECTION 206 OF THE INVESTMENT ADVISERS ACT OF 1940
PROHIBITED TRANSACTIONS BY INVESTMENT ADVISERS

It shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly-

(1) to employ any device, scheme, or artifice to defraud any client or prospective client;

(2) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client;

(3) acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

(4) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The Commission shall, for the purposes of this paragraph (4) by rules and regulations define, and prescribe means reasonably designed to prevent, such acts, practices, and courses of business as are fraudulent, deceptive, or manipulative.

SECTION 206A OF THE INVESTMENT ADVISERS ACT OF 1940
EXEMPTIONS

The Commission, by rules and regulations, upon its own motion, or by order upon application, may conditionally or unconditionally exempt any person or transaction, or any class or classes or persons, or transactions, from any provision or provisions of this title or of any rule or regulation thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of this title.

RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940
CERTAIN UNLAWFUL ACTS, PRACTICES, OR COURSES OF BUSINESS AND REQUIREMENTS RELATING TO CODES OF ETHICS WITH RESPECT TO REGISTERED INVESTMENT COMPANIES

         Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

            (1) To employ any device, scheme or artifice to defraud the Fund;

            (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

            (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or


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            (4) To engage in any manipulative practice with respect to the Fund.


      Code of Ethics.

            (1) Adoption and Approval of Code of Ethics.

                (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

                (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Fund's, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

                (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

            (2) Administration of Code of Ethics.

                (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

                (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                      (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                      (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.


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            (3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

                (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

                (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

                     (d) Reporting Requirements of Access Persons.

            (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

                (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

                      (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                      (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                      (C) The date that the report is submitted by the Access Person.

                (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

                      (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                          (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                          (3) The price of the Covered Security at which the transaction was effected;

                          (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                          (5) The date that the report is submitted by the Access Person.

                      (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                      Person:

                          (1) The name of the broker, dealer or bank with whom
                              the Access Person established the account;

                          (2) The date the account was established; and


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                          (3) The date that the report is submitted by the
                              Access Person.

                (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                      (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                      (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                      (C) The date that the report is submitted by the Access Person.

            (2) Exceptions from Reporting Requirements.

                (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

                      (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

                      (B) A quarterly transaction report under paragraph
                      (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

                (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph
                (d)(1) of this section if:

                      (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                      (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

                (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Secs. 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

                (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph
                (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

            (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
            (d)(1) of this section must institute


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            procedures by which appropriate management or compliance personnel review these reports.

            (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

            (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss.240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

      (e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

      (f) Recordkeeping Requirements.

            (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

                (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph
                (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

                (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities


                                                                              22
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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL

            under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

      Definitions. For purposes of this section:

            (1) Access Person means:

                (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

                      (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                      (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

                (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

            (2) Advisory Person of a Fund or of a Fund's investment adviser means:

                (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

            (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

            (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

                (i) Direct obligations of the Government of the United States;

                (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and


                                                                              23
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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL

                (iii) Shares issued by open-end Funds.

            (5) Fund means an investment company registered under the Investment Company Act.

            (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

            (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

                (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

            (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or
            230.506] under the Securities Act of 1933.

            (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

            (10) Security Held or to be Acquired by a Fund means:

                (i) Any Covered Security which, within the most recent 15 days:

                      (A) Is or has been held by the Fund; or

                      (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

      (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

      [45 FR 73919, Nov. 7, 1980; 64 FR 46821 8/27/99 eff: 10/29/99; 65 FR 12943
      3/10/2000 eff: 3/6/2000.]

      SECTION 204A OF THE INVESTMENT ADVISERS ACT OF 1940
      PREVENTION OF MISUSE OF NONPUBLIC INFORMATION

      Every investment adviser subject to section 204 of this title shall establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse in violation of this Act or the Securities Exchange Act of 1934, or the rules or regulations thereunder, of material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Commission, as it deems necessary or appropriate in the public interest or for the protection of investors, shall adopt rules or regulations to require specific policies or procedures reasonably designed to prevent misuse in violation of this Act or the Securities Exchange Act of 1934 (or the rules or regulations thereunder) of material, nonpublic information.

      DEFINITIONS:


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                                                 Vontobel Asset Management, Inc.



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      "BENEFICIAL OWNER" - AS DEFINED IN SECTION 16 OF THE SECURITIES EXCHANGE
      ACT OF 1934 - The term beneficial owner shall have the following applications:

      Solely for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered pursuant to section 12 of the Act, the term "beneficial owner" shall mean any person who is deemed a beneficial owner pursuant to section 13(d) of the Act and the rules thereunder; provided, however, that the following institutions or persons shall not be deemed the beneficial owner of securities of such class held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business (or in the case of an employee benefit plan specified in paragraph (a)(1)(vi) of this section, of securities of such class allocated to plan participants where participants have voting power) as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer or engaging in any arrangement subject to Rule 13d-3(b) (ss. 240.13d-3(b)):

         o  A broker or dealer registered under section 15 of the Act (15 U.S.C.
            78o);

         o  A bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c);

         o An insurance company as defined in section 3(a)(19) of the Act (15 U.S.C. 78c);

         o An investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8);

         o Any person registered as an investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state;

         o An employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA") that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund;

         o A parent holding company or control person, provided the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in paragraphs (a)(1)(i) through (ix), does not exceed one percent of the securities of the subject class;

         o A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);

         o A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-3); and

         o A group, provided that all the members are persons specified in ss. 240.16a-1(a)(1)(i) through (ix).

         o A group, provided that all the members are persons specified in ss. 240.16a-1(a)(1) (i) through (vii).


      --------------------------------------------------------------------------
      Note to paragraph (a). Pursuant to this section, a person deemed a beneficial owner of more than ten percent of any class of equity securities registered under section 12 of the Act would file a Form 3 (ss. 249.103), but the securities holdings disclosed on Form 3, and changes in beneficial ownership reported on subsequent Forms 4 (ss. 249.104) or 5 (ss. 249.105), would be determined by the definition of "beneficial owner" in paragraph (a)(2) of this section.

      --------------------------------------------------------------------------

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                                                 Vontobel Asset Management, Inc.



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      Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

      The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

      The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

            Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also ss. 240.16a-1(a)(4);

            A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

            The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

            The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

      A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

      The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

      Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

      A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

      A person's interest in securities held by a trust, as specified in ss. 240.16a-8(b); and

      A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.


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                                                 Vontobel Asset Management, Inc.



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      A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

      Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly, as provided in ss. 240.16a-3(j). In such cases, the amount of short-swing profit recoverable shall not be increased above the amount recoverable if there were only one beneficial owner.

      Any person filing a statement pursuant to section 16(a) of the Act may state that the filing shall not be deemed an admission that such person is, for purposes of section 16 of the Act or otherwise, the beneficial owner of any equity securities covered by the statement.


      The following interests are deemed not to confer beneficial ownership for purposes of section 16 of the Act:

      Interests in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935 (15 U.S.C. 79a et seq.);

      Interests in portfolio securities held by any investment company registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.); and

      Interests in securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.

      The term call equivalent position shall mean a derivative security position that increases in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option, and a short put option position.

      The term derivative securities shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, but shall not include:

      Rights of a pledgee of securities to sell the pledged securities;

      Rights of all holders of a class of securities of an issuer to receive securities pro rata, or obligations to dispose of securities, as a result of a merger, exchange offer, or consolidation involving the issuer of the securities;

      Rights or obligations to surrender a security, or have a security withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

      Interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

      Interests or rights to participate in employee benefit plans of the issuer;


                                                                              27
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                                                 Vontobel Asset Management, Inc.



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      Rights with an exercise or conversion privilege at a price that is not fixed; or

      Options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

      The term equity security of such issuer shall mean any equity security or derivative security relating to an issuer, whether or not issued by that issuer.

      The term immediate family shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

      The term "officer" shall mean an issuer's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer's parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. In addition, when the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the issuer is a trust, officers or employees of the trustee(s) who perform policy-making functions for the trust are deemed officers of the trust.

      --------------------------------------------------------------------------
      Note: "Policy-making function" is not intended to include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (ss. 229.401(b)) the issuer identifies a person as an "executive officer," it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16 of the Act, as are such other persons enumerated in this paragraph (f) but not in Item 401(b).
      --------------------------------------------------------------------------

      The term portfolio securities shall mean all securities owned by an entity, other than securities issued by the entity.

      The term put equivalent position shall mean a derivative security position that increases in value as the value of the underlying equity decreases, including, but not limited to, a long put option and a short call option position.

            "SECURITY(IES) - AS DEFINED IN SECTION 202(A)(18) OF THE INVESTMENT ADVISERS ACT OF 1940 - "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.


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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL       APPENDIX B



                                   Officers authorized to approve trades:






                                Joseph Mastoloni
                                Henry Schlegel
                                Thomas Wittwer

















                                                                              29
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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL       APPENDIX C



                 Personal securities trading authorization form
                AUTHORIZATION OF PERSONAL SECURITIES TRANSACTION



      Submit a separate authorization for each account in which a transaction is intended.

      I request prior written authorization to make a transaction in the following security for my personal account(s), for which I have instructed duplicate trade confirmations and statements to be mailed to Vontobel Asset Management, Inc.:

      Name of security__________________________ No. of shares_______ Purchase_______ Sale______
      Broker (personal a/c) __________________    Broker (personal IRA a/c)   ________________
      Broker (family a/c)   __________________    Broker (Schwab pension a/c) ________________

      Held in any Vontobel Client portfolio(s):         Yes_____      No_____
      (If yes, identify:______________________________________________________________________)

      Exemption to prohibition on short-term trading:___________________________________________

      1. I have no knowledge of an intended or pending purchase or sale of the above security in any Vontobel Client portfolio. If Vontobel Asset Management, Inc. places a trade in this security in any Vontobel Client portfolio within a 7-day period following the trade date of the transaction hereby authorized, I acknowledge that:

                Pursuant to Section 4.3 of the Code of Ethics, the Chief Compliance Officer (or, in his absence, any officer authorized to approve trades) shall, based on his assessment of the facts and circum-stances surrounding the trade hereby authorized, determine whether I shall be obliged to cancel the transaction or disgorge any imputed or realized profit that shall have accrued between the date of my personal trade and that effected by Vontobel Asset Management, Inc. for a Vontobel Client.

      2. If the officer to whom I submit this request determines that the above trade would contravene the Code of Ethics, I undertake to abide by his decision.

      3. I have received and read the policies with respect to reporting of securities transactions and insider trading in the Code of Ethics, and I am aware that violation of such policies may represent cause for dismissal.

      4. THIS AUTHORIZATION IS VALID FOR TWO BUSINESS DAYS ONLY. If the trade hereby authorized is not effected within two days of the date hereof, I acknowledge that I shall be obliged to obtain a new authorization, and that if I fail to do so, I shall be considered to have placed an unauthorized trade.

Date:_____________________     Employee Signature:___________________________

                                    Authorization:  ___________________________


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                                                 Vontobel Asset Management, Inc.

Comments:


[LOGO]VONTOBEL



























                                                                              31
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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL       APPENDIX D




                          Initial, quarterly and annual report forms

                          INITIAL REPORT OF SECURITIES HOLDINGS


      To the Chief Compliance Officer of Vontobel Asset Management:

      1. I hereby acknowledge receipt of a copy of Vontobel Asset Management's Code of Ethics.

      2. I have read and understand the Code of Ethics and recognize that I am subject thereto.

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve Vontobel Asset Management, Inc. or a Vontobel Client, such as any economic relationship between my transactions and securities held or to be acquired by Vontobel Asset Management on behalf of a Vontobel Client.




      4. As of the date below I had a direct or indirect Beneficial Ownership in the following securities:

            _____ AS REPORTED ON THE ATTACHED STATEMENT(S)

            AND/OR:

            _____ AS INDICATED BELOW:




                  No. of     Principal   Broker /  Type of Interest
                  ------     ---------   -------   ----------------
Security          Shares      Amount     Dealer    (Direct / Indirect)
--------          ------      ------     ------    -------------------










Date:_________________                  Signature:__________________________

                                        Print Name:_________________________


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      SECURITIES TRANSACTIONS REPORT FOR CALENDAR QUARTER: Q2 2005

      To the Chief Compliance Officer of Vontobel Asset Management:

      With regard to transactions in securities of which I, or a member of my household, had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership during the quarter, and which are required to be reported pursuant to the Code of Ethics of Vontobel Asset
      Management:



      _____ DETAILS OF ALL TRANSACTIONS HAVE BEEN REPORTED ON DUPLICATE STATEMENTS FORWARDED TO VONTOBEL ASSET MANAGEMENT

      AND/OR:

      _____ ARE INDICATED BELOW:

                                              Principal   Purchase              If New Account:
                                              ---------   --------              ---------------
            Date of        No. of             Amount of   / Sale /   Broker/    Opening
            -------        ------             ---------   --------   -------    -------
Security    Transaction    Shares    Price    Transaction   Other    Dealer     Date
--------    -----------    ------    -----    -----------   -----    ------     ----













Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve Vontobel Asset Management or a Vontobel Client, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Vontobel Asset Management on behalf of a Vontobel Client.


Date:_________________                      Signature:__________________________

                                            Print Name:_________________________



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                                                 Vontobel Asset Management, Inc.



[LOGO]VONTOBEL

      ANNUAL CERTIFICATION OF COMPLIANCE AND DISCLOSURE OF SECURITIES HOLDINGS


      To the Chief Compliance Officer of Vontobel Asset Management:

      1. I hereby acknowledge that I have read and understand the Code of Ethics and recognize that I am subject thereto.

      2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve Vontobel Asset Management or a Vontobel Client, such as any economic relationship between my transactions and securities held or to be acquired by Vontobel Asset Management on behalf of a Vontobel Client.

      3. I certify that I have instructed each financial institution with whom I, or any member of my household, effects securities transactions (as defined in the Code) to send duplicate copies of brokerage statements and trading confirmations to Vontobel Asset Management.

      4. I have disclosed and reported all personal securities transactions required to be disclosed.

      5. As of December 31, ______, I had a direct or indirect Beneficial Ownership in the following securities:


            _____ AS REPORTED ON DUPLICATE STATEMENTS FORWARDED TO VONTOBEL
                  ASSET MANAGEMENT

            AND/OR:

            _____ AS INDICATED BELOW:



              Date of          No. of      US$ Amount of    Purchase,                  Broker/
              -------          ------      -------------    ---------                  -------
Security      Transaction      Shares      Transaction      Sale, Other      Price     Dealer
--------      -----------      ------      -----------      -----------      -----     ------









Date:_________________                      Signature:__________________________

                                            Print Name:_________________________








                                                                              34